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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                       FOR IMPARTO SOFTWARE CORPORATION


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82059) of Primus Knowledge Solutions, Inc. of our report dated March 26, 1999, except for Note 9 which is as of July 20, 1999, relating to the financial statements of Imparto Software Corporation which appear in the Current Report on Form 8-K of Primus Knowledge Solutions, Inc. dated February 25, 2000.



PricewaterhouseCoopers LLP
San Jose, California
February 24, 2000